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                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
               Telephone: (650) 493-9300 Facsimile: (650) 845-5000



                                                                     Exhibit 5.1


                                November 7, 2001


Gadzoox Networks, Inc.
5850 Hellyer Avenue
San Jose, CA 95138

        RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:


        We have examined Amendment No. 2 to the registration statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about the date hereof in connection with the registration for resale under the Securities Act of 1933, as amended, of 21,276,596 shares of your common stock (the "Shares") issuable under that certain Equity Line Financing Agreement between you and Societe Generale dated June 28, 2001, as amended. As your legal counsel, we have also reviewed the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares, including the additional proceedings to be taken pursuant to the equity line financing agreement.



        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.



        Assuming that the full consideration for each share is received by the Company in accordance with the equity line financing agreement, it is our opinion that the Shares, when sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.



        We consent to the use of this opinion as an exhibit to the registration statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.


                                            Very truly yours,

                                            /s/ WILSON SONSINI GOODRICH & ROSATI

                                            Professional Corporation